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                          GUARANTY OF PAYMENT OF LEASE             EXHIBIT 10.41
                            (Traverse City, Michigan)
         1.   RECITALS.

         TRAVERSE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, "Landlord"), and BORDERS, INC., a Colorado corporation ("Tenant"), are parties to the Lease, as hereinafter defined, pursuant to which Landlord leases the Property, as defined in the Lease, to Tenant for use as a retail store. BORDERS GROUP, INC., a Michigan corporation ("Guarantor"), desires that Landlord continue to lease the Property to Tenant.

         Guarantor, the owner of all of Tenant's outstanding stock, deems it to be in the direct pecuniary and business interests of Guarantor that Tenant continue to lease the Property from Landlord.




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         Guarantor understands that Landlord is willing to continue to lease the
Property to Tenant only upon certain terms and conditions, one of which is that Guarantor guarantee the payment and performance of the Lease Obligations, as hereinafter defined, and this Guaranty of Payment of Lease (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of Landlord continuing to lease the Property to Tenant and for other valuable considerations.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         2.1. "Guarantor Credit Agreement" shall mean the Multicurrency Credit Agreement among Guarantor, Tenant, Walden Book Company, Inc., BGP (UK) Limited, Borders (UK) Limited, the banks a party thereto, and PNC Bank, National Association, as agent, dated as of July 9, 1999, as the same may from time to time be amended, restated or otherwise modified.

         2.2. "Guarantor Participation Agreement" shall mean the Amended and Restated Participation Agreement among Guarantor, Tenant, Walden Book Company, Inc., Waldenbooks Properties, Inc., Borders Properties, Inc., Wilmington Trust Company, as Owner Trustee, Sam Project Funding Corp. I, as Investor, PNC Bank, National Association, as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Bankers Trust Company, as Real Estate Administrative Agent, and the Lenders a party thereto, dated as of November 22, 1995, as amended and restated as of October 17, 1997, as the same may from time to time be amended, restated or otherwise modified.

         2.3. "Guaranty Enforcement Event" means the occurrence of any one of the following events: (a) a Lease Default or Lease Event of Default, (b) the termination of the Lease by Tenant or the failure of the Lease to be valid, binding and enforceable against Tenant, or (c) the existence of any default, or any event or condition that, with the lapse of time or the giving of notice or both, would constitute a default, under the Guarantor Credit Agreement, or any agreement executed in connection therewith, or the Guarantor Participation Agreement, or any Operative Document (as defined in the Guarantor Participation Agreement).
         2.4. "KeyBank" shall mean KeyBank National Association, a national banking association whose principal address is 127 Public Square, Cleveland, Ohio 44114, together with its successors and assigns.

         2.5. "Landlord Credit Agreement" shall mean the Credit Agreement among Landlord, Braintree Limited Partnership, a Delaware limited partnership, Fredericksburg Retail Limited Partnership, Delaware limited partnership, and Whitehall Retail, L.L.C., a Pennsylvania limited liability company, as borrowers, and KeyBank, dated as of October 25, 2000, as the same may from time to time be amended, restated or otherwise modified.

         2.6. "Lease" shall mean the Amended and Restated Lease between Landlord and Tenant, dated as of May 31, 1996, as amended and restated as of October 25, 2000, as the same may from time to time be further amended, restated or otherwise modified.




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         2.7. "Lease Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, a Lease Event of Default.

         2.8. "Lease Event of Default" shall mean the occurrence of a Lease Event of Default, as defined in Section 18.1 of the Lease.

         2.9. "Lease Obligations" shall mean, collectively, (a) the Basic Rent, as defined in the Lease, the Supplemental Rent, as defined in the Lease, and all other rent obligations or other payments in connection with the Lease; (b) all other indebtedness now owing or hereafter incurred by Tenant to Landlord pursuant to the Lease and each renewal, extension, consolidation or refinancing of the Lease; (c) the performance of all obligations of Tenant under the Lease and every other liability, now or hereafter owing to Landlord by Tenant pursuant to the Lease or any document, instrument or agreement executed in connection therewith; and (d) all costs and expenses, including attorneys' fees, incurred by Landlord in connection with the Lease or in connection with the collection of any portion of the indebtedness or other obligations described in (a), (b) or
(c) hereof.

         2.10."Obligor" shall mean any Person that, or any of whose property, is or shall be obligated on the Lease Obligations or any part thereof in any manner and includes, without limiting the generality of the foregoing, Tenant or Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

         2.11."Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

Except as specifically defined herein, capitalized terms used herein that are defined in the Lease shall have their respective meanings ascribed to them in the Lease.

         3. GUARANTY OF LEASE OBLIGATIONS. Guarantor hereby absolutely and unconditionally guarantees the prompt payment and performance in full of all of the Lease Obligations as and when the respective parts thereof become due and payable. If any Guaranty Enforcement Event shall occur or the Lease Obligations, or any part thereof, shall not be paid in full when due and payable, or performed in full when performance is due, Landlord shall have the right to proceed directly against Guarantor under this Agreement to collect and obtain the payment and performance in full of the Lease Obligations, regardless of whether or not Landlord shall have theretofore proceeded or shall then be proceeding against Tenant or any other Obligor or collateral, if any, or any of the foregoing, it being understood that Landlord, in its sole discretion, may proceed against any Obligor and any collateral and may exercise each right, power or privilege that Landlord may then have at such time or times and as often and in such order as Landlord, in its sole discretion, may from time to time deem expedient to collect the payment in full, and to enforce full performance, of the Lease Obligations.





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         4.   PAYMENTS CONDITIONAL. Whenever Landlord shall credit any payment to any of the Lease Obligations, or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, Landlord, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if Landlord may no longer have in its possession any evidence of the Lease Obligations to which the payment in question was applied.

         5. GUARANTOR'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Regardless of the duration of time, regardless of whether Tenant may from time to time cease to be indebted to Landlord and irrespective of any act, omission or course of dealing whatever on the part of Landlord, Guarantor's liabilities and other obligations under this Agreement shall remain in full effect until the payment and performance in full of all of the Lease Obligations. Without limiting the generality of the foregoing:

         5.1. Guarantor's Waiver of Notice, Presentment, etc. Guarantor waives
(a) presentment, demand for payment and notice of dishonor of any of the Lease Obligations or any other indebtedness incurred by Tenant to Landlord, (b) notice of any indulgence granted to any Obligor and (c) any other notice to which Guarantor might, but for this waiver, be entitled;

         5.2. Landlord's Rights Not Prejudiced by Action or Omission. Landlord, in its sole discretion, may, without any prejudice to its rights under this Agreement, at any time or times, without notice to or the consent of Guarantor,
(a) release or discharge Tenant, (b) alter or amend the Lease, (c) sell, assign, sublease, pledge or mortgage all of the rights or obligations of Tenant under the Lease, (d) terminate the Lease, (e) grant Tenant whatever financial accommodations that Landlord may from time to time deem advisable, even if Tenant might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (f) assent to any renewal, extension or refinancing of the Lease, (g) forbear from demanding security, if Landlord shall have the right to do so, (h) release any Obligor or collateral or assent to any exchange of collateral, if any, irrespective of the consideration, if any, received therefor, (i) grant any waiver or consent or forbear from exercising any right, power or privilege that Landlord may have or acquire, (j) grant any other indulgence to any Obligor, (k) accept any collateral for, or any other Obligor upon, the Lease Obligations or any part thereof, and (l) fail, neglect or omit in any way to realize upon any collateral or to protect the Lease Obligations or any part thereof or any collateral therefor;

         5.3. Liabilities Survive Dissolution. Guarantor's liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor or Tenant; and

         5.4. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any (a) lack of validity or enforceability of the Lease or any other agreement, instrument or document executed in connection with the Lease,
(b) (i) defect in compliance with specifications, design, operation or fitness for use of the Property, or (ii) damage to or loss or destruction of the





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Property or any interruption or cessation in use of the Property or any portion thereof, whether or not the fault of Landlord, Tenant or any other Person, (c) any termination, forfeiture, expiration or foreclosure of the Lease for any reason, (d) default by Landlord under the Lease, (e) any assignment of the Lease or this Agreement, or (f) other defense available to Guarantor in respect of this Agreement or to Tenant with respect to the Lease.

         6. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that (a) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (b) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (c) the officers executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect; (d) except for matters disclosed pursuant to Guarantor's most recent public securities filing, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor's opinion, after consultation with Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor;
(e) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Landlord; (f) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Landlord; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Landlord incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

         7. DISABILITY OF OBLIGOR. Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, Landlord, in its sole discretion, may declare any of the Lease Obligations to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon Landlord's demand, whenever made, pay to Landlord an amount equal to the amount of the Lease Obligations.

         8. WAIVER OF GUARANTOR'S RIGHTS AGAINST TENANT AND COLLATERAL. To the extent permitted by law, until the Debt, as defined in the Guarantor Credit agreement, shall have been irrevocably paid in full, Guarantor waives any claim or other right that Guarantor might now have or hereafter acquire against Tenant or any other Obligor that arises from the existence or performance of Guarantor's liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Landlord against Tenant or any collateral that Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.




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         9.   NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Landlord, mailed or delivered to it, addressed to Landlord, c/o Zaremba Group, Incorporated, 14600 Detroit Avenue, Suite 1500, Lakewood, Ohio 44107, Attention: Joseph C. Urbancic, with a copy to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Banking. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to Landlord pursuant to any of the provisions hereof shall not be effective until received by Landlord.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Landlord and its successors and assigns, including, but not limited to, KeyBank as set forth in Section 11 hereof.

         11. ASSIGNMENT TO KEYBANK. Concurrently with the execution and delivery of this Agreement, Landlord is entering into the Landlord Credit Agreement pursuant to which KeyBank will make loans and other financial accommodations to Landlord, all upon the terms and conditions set forth therein. Guarantor understands that KeyBank is willing to enter into the Landlord Credit Agreement, and make the financial accommodations thereunder, only upon certain terms and conditions, one of which is that Landlord assign all of its rights under this Agreement to KeyBank as security for the indebtedness and other liabilities incurred by Landlord in connection with the Landlord Credit Agreement. Guarantor, by executing this Agreement, acknowledges and consents to the foregoing assignment and agrees that KeyBank shall at all times have all of the rights and benefits of Landlord hereunder to the fullest extent as if this Agreement were made directly in favor of KeyBank. Upon request of Landlord or KeyBank whenever made, Guarantor will execute an appropriate assignment agreement, or such other documents, instruments or agreements as KeyBank shall deem necessary or advisable, to give effect to or confirm the assignment to KeyBank contemplated herein.

         12. MISCELLANEOUS. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

         13. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this Agreement and the respective rights and duties of Guarantor and Landlord hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any





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Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]


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         14.  JURY TRIAL WAIVER. GUARANTOR AND LANDLORD, TO THE EXTENT
PERMITTED BY LAW, EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LANDLORD, TENANT AND/OR GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM AND GUARANTOR IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.

   Executed as of the 25th day of October, 2000 at               .

                                           Address:  100 Phoenix Drive
                                                            BORDERS GROUP,
                                                 INC.
                                                      Ann Arbor, Michigan 48108

                                                      Attention:
                                                                ----------------
                                                      By:
                                                         -----------------------
                                                 Title:
                                                       -------------------------